CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS


Executive TeleCard, Ltd.
Pearl River, New York


We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 3, 1996, relating to the consolidated financial statements and schedule of Executive Telecard, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996.




                                   /s/ BDO Seidman, LLP
                                   BDO SEIDMAN, LLP


Denver, Colorado
October 28, 1996